CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in (i) the Form S-8 Registration Statement (No. 333-81638) pertaining to The Mead Corporation 1991 Stock Option Plan, The Mead Corporation 1996 Stock Option Plan, Westvaco Corporation 1983 Stock Option and Stock Appreciation Rights Plan, Westvaco Corporation 1988 Stock Option and Stock Appreciation Rights Plan, Westvaco Corporation 1995 Salaried Employee Stock Incentive Plan, Westvaco Corporation 1995 Non-Employee Director Stock Incentive Plan and Westvaco Corporation 1999 Employee Stock Incentive Plan, (ii) the Form S-8 Registration Statements (No. 333-81636) pertaining to the Westvaco Corporation Employee Stock Ownership Plan for Salaried Employees, (iii) the Form S-8 Registration Statement (No. 333-81642) pertaining to the Westvaco Corporation Employee Stock Ownership Plan for Hourly Paid Employees, (iv) the Form S-8 Registration Statement (No. 333-81640) pertaining to The Mead 401(k) Plan, and (v) the Form S-8 Registration Statement (No. 333-81634) pertaining to The Mead Corporation Employees Stock Purchase Plan, of our report dated January 29, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the company's change in its method of accounting for derivative instruments effective January 1, 2001 and the company's change in its method of revenue recognition for provisions included in certain sales agreements effective January 1, 2000) on the consolidated financial statements of The Mead Corporation for the year ended December 31, 2001, appearing in this Current Report on Form 8-K/A of MeadWestvaco Corporation.

DELOITTE & TOUCHE LLP

Dayton, Ohio

March 6, 2002